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Exhibit 1.1

RLI CORP.
Shares of Common Stock

UNDERWRITING AGREEMENT

December     , 2002

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
COCHRAN, CARONIA & CO.
FERRIS, BAKER WATTS, INCORPORATED
FOX-PITT, KELTON INC.
as Representatives of the several Underwriters
c/o Friedman, Billings, Ramsey & Co., Inc.
1001 19th Street North
Arlington, Virginia 22209

Dear Sirs:

        RLI Corp., an Illinois corporation (the "Company"), and Gerald D. Stephens and the Gerald D. Stephens Family Charitable Remainder Trust dated December 1, 2002 (collectively, the "Selling Shareholder") confirm their agreement with each of the Underwriters listed on Schedule I hereto (collectively, the "Underwriters"), for whom Friedman, Billings, Ramsey & Co., Inc., are acting as representatives (in such capacity, the "Representatives"), with respect to (i) the sale by the Company of 4,800,000 shares (the "Initial Shares") of Common Stock, par value $1.00 per share, of the Company ("Common Stock"), and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Common Stock set forth opposite the names of the Underwriters in Schedule I hereto, and (ii) the grant of the option described in Section 1(b) hereof to purchase all or any part of 720,000 additional shares of Common Stock to cover overallotments (the "Option Shares"), if any, from the Company and the Selling Shareholder to the Underwriters, acting severally and not jointly, in the respective numbers of shares of Common Stock set forth opposite the names of the Underwriters in Schedule I hereto. Of the Option Shares, 420,000 Option Shares are being sold by the Company and 300,000 Option Shares are being sold by the Selling Shareholder. The Initial Shares and all or any part of the Option Shares are hereinafter called, collectively, the "Shares".

        The Company understands that the Underwriters propose to make an public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

        The Company has filed with the Securities and Exchange Commission (the Commission"), a registration statement on Form S-3 (No. 333-101062) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations"). The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement as amended at the time it became effective (including all information deemed (whether by incorporation by reference or otherwise) to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Securities Act Regulations) is hereinafter called the "Registration Statement," except that, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), "Registration Statement" shall refer to such registration statement as so amended. Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the 462(b) Registration Statement. Each prospectus included in the registration statement, or amendments thereof or supplements thereto, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Securities Act Regulations is hereinafter called the "Preliminary Prospectus." The term "Prospectus" means the final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Securities Act Regulations, and any amendments thereof or supplements thereto. Any reference herein to any Preliminary Prospectus or Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

        The Company, the Selling Shareholder and the Underwriters agree as follows:

        1.    Sale and Purchase:

        a)    Initial Shares.    Upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of $            , the Company agrees to sell to each of the Underwriters the number of Initial Shares set forth in Schedule I opposite its name, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Initial Shares set forth in Schedule I opposite such Underwriter's name, plus any additional number of Initial Shares that such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares. The Underwriters may from time to time increase or decrease the public offering price after the initial public offering to such extent as the Underwriters may determine.

        b)    Option Shares.    In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share set forth in paragraph (a), the Company and the Selling Shareholder (on the basis described below) hereby grant an option to each of the Underwriters, acting severally and not jointly, to purchase the respective number of Option Shares set forth in Schedule I opposite its name, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Shareholder (on the basis described below) the number of Option Shares set forth in Schedule I opposite such Underwriter's name, plus any additional number of Option Shares that such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof. The Option Shares shall be purchased from the Company and from the Selling Shareholder on a pro rata basis. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part (but not more than once) only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representatives to the Company and the Selling Shareholder setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than three full business days (or earlier, without the consent of the Company, than two full business days) after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Shares, the Company and the Selling Shareholder will sell the Option Shares then being purchased and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares. The Underwriters may from time to time increase or decrease the public offering price of the Option Shares after the initial public offering to such extent as the Underwriters may determine.

        2.    Payment and Delivery:

        a)    Initial Shares.    Delivery to the Underwriters of Initial Shares shall be made in book-entry form through the facilities of the Depository Trust Company ("DTC") against payment therefor by wire or other immediately available funds at 9:30 a.m. New York City time, on the third full business day (fourth, if pricing occurs after 4:30 p.m. New York City time) following the date hereof (the time and date of the closing being referred to as the "Closing Time"). The closing shall take place at the offices of Lord, Bissell & Brook, 115 South LaSalle Street, Chicago, Illinois 60603, or such other place as the Company and the Representatives may agree.

        b)    Option Shares.    Delivery to the Underwriters of any Option Shares to be purchased by the several Underwriters shall be made in book-entry form through the facilities of DTC against payment therefor by wire or other immediately available funds at such time on the Date of Delivery (the "Option Closing Time"). The option closing shall take place at the offices of Lord, Bissell & Brook, 115 South LaSalle Street, Chicago, Illinois 60603, or such other place as the Company and the Representatives may agree.

        c)    Manner of Delivery.    Unless the Representatives request otherwise, the Initial Shares and the Option Shares shall be delivered in global form and shall be deposited with, or on behalf of, DTC and registered in the name of DTC's nominee. If at the request of the Representatives the Initial Shares or the Option Shares are delivered in definitive form, certificates for such Shares shall be registered in such names and in such denominations as the Representatives shall request upon at least 48 hours prior notice to the Company preceding the Closing Time or the Option Closing Time, as the case may be. Such certificates shall be made available to the

Representatives for inspection and packaging not later than at least 24 hours prior to the Closing Time or the Option Closing Time, as the case may be.

        3.    Representations and Warranties of the Company:    The Company represents and warrants to the Underwriters that:

        a)    as of September 30, 2002, the Company had an authorized and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization;" the outstanding shares of capital stock of the Company and its subsidiaries, RLI Insurance Company, Mt. Hawley Insurance Company, Underwriters Indemnity Company and Planet Indemnity Company (collectively, the "Subsidiaries"), have been duly and validly authorized and issued and are fully paid and non-assessable, and all of the outstanding shares of capital stock of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company; except as disclosed in the Prospectus or pursuant to any of the Company's stock option or employee benefit plans described in the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

        b)    the Company and each of the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation with full corporate power and authority to own its respective properties and to conduct its respective business as described in the Registration Statement and Prospectus and, in the case of the Company, to execute and deliver this Agreement and to consummate the transactions contemplated hereby;

        c)    the Company and each of the Subsidiaries is duly qualified or licensed by each jurisdiction in which it conducts its respective businesses and in which the failure, individually or in the aggregate, to be so qualified or licensed would have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole; the Company and each of the Subsidiaries is duly qualified, and is in good standing, in each jurisdiction in which it owns or leases real property or maintains an office and in which such qualification is necessary, except where the failure to be so qualified and in good standing would not have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole; each Subsidiary engaged in the insurance business holds such licenses, certificates, permits and other authorizations from governmental authorities necessary for qualification as an insurer in each jurisdiction in which the regular conduct of its business requires such qualification and necessary to carry on their businesses as presently conducted, except where the failure to so qualify would not have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole; each such license, certificate, permit, consent, order, approval and authorization is valid and in full force and effect; neither the Company nor any of the Subsidiaries have received any written notice of proceedings related to revocation or modification of any such licenses, certificates, permits, consents, orders, approvals or authorizations; except as disclosed in the Prospectus, the authority of each Subsidiary of the Company engaged in the insurance business to write the classes and lines of insurance authorized by such licenses, certificates, permits and other authorizations material to the Company and the Subsidiaries taken as a whole and described in the Prospectus is unrestricted and neither the Company nor any of the Subsidiaries is a party to any agreement, formal or informal, with any regulatory official or other person limiting the ability of any Subsidiary of the Company from making full use of the licenses, certificates, permits and other authorizations issued to it; except as disclosed in the Prospectus, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary's capital stock or from repaying to the Company or any other Subsidiary any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary's property or assets to the Company or to any other Subsidiary; other than as disclosed in the Prospectus or in connection with the Company's investment portfolio, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

        d)    the Company and each of the Subsidiaries is in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates;

        e)    neither the Company nor any of the Subsidiaries is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its respective articles of incorporation or charter or by-laws, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties is bound, except for such breaches or defaults that would not have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, and the execution, delivery and performance of this Agreement, and consummation of the transactions contemplated hereby will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the articles of incorporation or charter or bylaws of the Company or any of the Subsidiaries, or (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, or (iii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or the Subsidiaries; except in the case of this clause (ii) and (iii) for such breaches, defaults, liens, charges, claims or encumbrances that would not have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole;

        f)    this Agreement has been duly authorized by all necessary corporate action, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except to the extent that the indemnification and contribution provisions of Section 11 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

        g)    no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the Company's execution, delivery and performance of this Agreement, its consummation of the transaction contemplated hereby, and its sale and delivery of the Shares, other than (i) such as have been obtained, or will have been obtained at the Closing Time or the relevant Date of Delivery, as the case may be, under the Securities Act, (ii) such approvals as have been obtained in connection with the approval of the listing of the Shares on the New York Stock Exchange and (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters and approval of underwriting terms and arrangements by the National Association of Securities Dealers, Inc. (the "NASD"), except where failure to obtain such approval, authorization, consent or order or to make such filing would not have a material adverse effect on the assets, business operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as whole;

        h)    the Company and each of the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, individually or in the aggregate, have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole; neither the Company nor any of the Subsidiaries is in violation of, in default under, or has received any written notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which would be material and adverse to the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole;

        i)    each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with;

        j)    the Preliminary Prospectus and the Registration Statement comply in all material respects and the Prospectus and any further amendments or supplements thereto will, when they have become effective or are filed with the Commission, as the case may be, comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations; the Registration Statement did not, and any amendment thereto will not, in each case as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Preliminary Prospectus does not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date and at the Closing Time and on each Date of Delivery (if any), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement, the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representatives to the Company expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus (that information being limited to that described in the last sentence of the first paragraph of Section 11(c) hereof);

        k)    the Preliminary Prospectus was and the Prospectus delivered to the Underwriters for use in connection with this offering will be identical to the versions of the Preliminary Prospectus and Prospectus created to be transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T or Rule 424 of the Securities Act Regulations;

        l)    all legal or governmental proceedings, contracts or documents of a character required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus have been so filed, summarized or described as required;

        m)  except as described in the Prospectus, there is no action, suit, proceeding, inquiry or investigation pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries or any of their respective officers and directors, in their capacities as such officers and directors, or to which the properties, assets or rights of any such entity or person are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency that could result in a judgment, decree, award or order having a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole;

        n)    the financial statements, including the notes thereto, included in the Registration Statement and the Prospectus present fairly, in all material respects, the consolidated financial position of the entities to which such financial statements relate (the "Covered Entities") as of the dates indicated and the consolidated results of operations and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission, except as disclosed therein; the financial statement schedules included in the Registration Statement and the amounts in the Prospectus under the captions "Prospectus Summary—Summary Financial Information" and "Selected Financial Information" fairly present, in all material respects, the information shown therein and have been compiled on a basis consistent with the financial statements included in the Registration Statement and the Prospectus;

        o)    KPMG LLP, whose reports on the consolidated financial statements of the Company and the Subsidiaries are filed with the Commission as part of the Registration Statement and Prospectus, are and were during the periods covered by their reports independent public accountants as required by the Securities Act and the Securities Act Regulations;

        p)    subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been (i) any material adverse change in the assets, business, operations, earnings, properties or condition (financial or otherwise), of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any transaction, that is material to the Company and the Subsidiaries taken as a whole, entered into by the Company or any of the Subsidiaries, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of the Subsidiaries, that is material to the Company and the Subsidiaries taken as a whole or (iv) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

        q)    the Shares conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus;

        r)    there are no persons with registration or other similar rights to have any equity securities, including securities that are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;

        s)    the Shares have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim (other than any such claims as may be created by the Underwriters), and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the articles of incorporation or by-laws of the Company, under any agreement to which the Company or any of the Subsidiaries is a party or otherwise;

        t)    the Company has not taken, and will not take, directly or indirectly, any action that is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

        u)    neither the Company nor any of its affiliates (i) is required to register as a "broker" or "dealer" in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the rules and regulations thereunder, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the NASD) any member firm of the NASD;

        v)    any certificate signed by any officer of the Company or any Subsidiary delivered to the Representatives or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby;

        w)    the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the articles of incorporation and by-laws of the Company and the requirements of the New York Stock Exchange;

        x)    the Company and each of the Subsidiaries has good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by it, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made of such property by the Company or the Subsidiary; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made of such property and buildings by the Company or such Subsidiary;

        y)    the descriptions in the Registration Statement and the Prospectus of the contracts, leases and other legal documents therein described present fairly in all material respects, the information required to be shown, and there are no contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

        z)    the Company and each Subsidiary owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively "Intangibles") necessary to entitle the Company and the Subsidiaries to conduct their business as described in the Prospectus, and neither the Company, nor any Subsidiary, has received written notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could materially and adversely affect the business, properties, assets, results of operations or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole;

        aa)  the Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; the Company maintains a system of disclosure controls and procedures designed to ensure that information required to be disclosed by the Company in its periodic filings with the Commission is recorded, processed, summarized and reported within the time periods specified by the Commission;

        bb)  the Company and each of the Subsidiaries has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and has paid all taxes shown as due thereon except where the failure to have made such filings or payments would not have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency that is likely to be asserted against any such entity, which if determined adversely to any such entity, would materially adversely affect the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole; and all tax liabilities are adequately provided for on the respective books of such entity in accordance with GAAP;

        cc)  the Company and each of the Subsidiaries maintain insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect; provided that this representation does not relate to any reinsurance activities of the Company;

        dd)  neither the Company nor any of the Subsidiaries has violated, or received notice of any violation with respect to, any applicable environmental, safety or similar law applicable to the business of the Company or any of the Subsidiaries, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, the violation of any of which would have a material adverse effect on the business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole;

        ee)  neither the Company nor any of the Subsidiaries nor any executive officer or director purporting to act on behalf of the Company or any of the Subsidiaries has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in either case in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law or (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries, or (iv) has made any payment of funds of the Company or of any Subsidiary or received or retained any funds in violation of any law, rule or regulation that would have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole;

        ff)    except as otherwise disclosed in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of the Subsidiaries or any of the members of the families of any of them;

        gg)  all securities issued by the Company or any of the Subsidiaries have been issued and sold in compliance with (i) all applicable federal and state securities laws, (ii) the laws of the applicable jurisdiction of incorporation of the issuing entity and, (iii) to the extent applicable to the issuing entity, the requirements of the New York Stock Exchange, except where the failure to so comply would not have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole;

        hh)  in connection with this offering, the Company has not offered and will not offer its Common Stock or any other securities convertible into or exchangeable or exercisable for Common Stock in a manner in violation of the Securities Act. The Company has not distributed, other than to the Underwriters, and will not distribute any Prospectus or other offering material in connection with the offer and sale of the Shares other than to the Underwriters;

        ii)    the Company has complied and will comply in all material respects with all the provisions of Florida Statutes, Section 517.075 (Chapter 92-198, Laws of Florida). Neither the Company nor any of the Subsidiaries or affiliates does business with the government of Cuba or with any person or affiliate located in Cuba;

        jj)    except for the Underwriters' discounts and commissions, the Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated;

        kk)  no relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and any of the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, that is required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement and the Prospectus and that is not so described;

        ll)    neither the Company nor any of the Subsidiaries is and, after giving effect to the offering and sale of the Shares, will be, an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

        mm)    there are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company or any of the Subsidiaries which are likely to have individually or in the aggregate a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole.

        4.    Representations and Warranties of the Selling Shareholder.    The Selling Shareholder represents and warrants to the Underwriters, solely with respect to itself and the Option Shares to be sold by it, and agrees that:

        a)    the Selling Shareholder has good and valid title to the Shares to be sold by the Selling Shareholder hereunder free and clear of all liens, encumbrances or claims, and immediately prior to the Closing Time the Selling Shareholder will have good and valid title to the Shares to be sold by the Selling Shareholder hereunder free and clear of all liens, encumbrances or claims; and upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims created by the Selling Shareholder, will pass to the several Underwriters;

        b)    the Selling Shareholder has placed in custody under a custody arrangement with Wells Fargo Bank Minnesota, N.A. for delivery under this Agreement, securities in negotiable form (with signature guaranteed by a commercial bank or trust company having an office or correspondent in the United States or a member firm of the New York or American Stock Exchanges) representing the Shares to be sold by the Selling Shareholder hereunder;

        c)    the Selling Shareholder has duly and irrevocably executed and delivered a power of attorney (the "Power of Attorney") appointing certain officers of the Company as attorneys-in-fact, with full power of substitution, and with full authority on the terms set forth therein (exercisable by any one or more of them) to execute and deliver this Agreement and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of the Selling Shareholder;

        d)    the Selling Shareholder has full right, power and authority to enter into this Agreement and the Power of Attorney; the execution, delivery and performance of this Agreement and the Power of Attorney by the Selling Shareholder and the consummation by the Selling Shareholder of the transactions contemplated hereby will not constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the property or assets of the Selling Shareholder is subject, nor will such actions result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Shareholder or the property or assets of the Selling Shareholder; and, except for the registration of the Shares under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement or the Power of Attorney by the Selling Shareholder and the consummation by the Selling Shareholder of the transactions contemplated hereby, except where such default, violation or failure to obtain any such consent, approval, authorization, order or to make such filing or registration would not have a material adverse effect on the ability of the Selling Shareholder to consummate the transactions contemplated hereby;

        e)    to the extent that any statements or omissions made in the Registration Statement, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by the Selling Shareholder specifically for use therein, the Registration Statement and the Prospectus and any amendments or supplements thereto will not, when they become effective or are filed with the Commission, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in relation to such written information; and

        f)    the Selling Shareholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

        5.    Certain Covenants of the Company:    The Company hereby agrees with each Underwriter:

        a)    to furnish such information as may be reasonably required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as the Representatives may designate and to maintain such qualifications in effect as long as required for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares);

        b)    to prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) not later than 10:00 a.m. (New York City time), on the second business day following the execution and delivery of this Agreement and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m. (New York City time) on the second business day following the execution and delivery of this Agreement) to the Underwriters as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T and Rule 424 of the Securities Act;

        c)    to advise the Representatives promptly and (if requested by the Representatives) to confirm such advice in writing, when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective under the Securities Act Regulations;

        d)    to advise the Representatives promptly, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which the Representatives shall reasonably object in writing;

        e)    to advise the Representatives promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Securities Act Regulations which, in the judgment of the Company, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, during such time, to prepare and furnish, at the Company's expense, to the Representatives promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish to the Representatives a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

        f)    to furnish promptly to each Representative a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein) and such number of conformed copies of the foregoing as the Representative may reasonably request;

        g)    to furnish to each Representative, not less than two business days before filing with the Commission subsequent to the effective date of the Registration Statement and during the period referred to in paragraph (f) above, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act;

        h)    to apply the net proceeds of the sale of the Shares in accordance with its statements under the caption "Use of Proceeds" in the Prospectus;

        i)    to make generally available to its security holders as soon as practicable, but in any event not later than the end of the first full fiscal quarter occurring after the first anniversary of the effective date of the Registration Statement an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations,) covering a period of 12 months beginning after the effective date of the Registration Statement;

        j)    to use reasonable efforts to effect and maintain the listing of the Shares on the New York Stock Exchange and to file with the New York Stock Exchange all documents and notices required by the New York Stock Exchange of companies that have securities that are traded on and quotations for which are reported by the New York Stock Exchange;

        k)    to engage and maintain, at its expense, a registrar and transfer agent for the Shares;

        l)    to refrain during a period of 90 days from the date of the Prospectus, without the prior written consent of the Representative, from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, or (B) any shares of Common Stock issued by the Company upon the exercise of an option outstanding on the date hereof, any options granted under the Company's stock option plans or any shares of Common Stock issued by the Company to, or distributed by, any employee benefit plan of the Company as described in the Prospectus;

        m)  to not itself and to use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or that may cause or result in, or that might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) prior to the termination of the underwriting syndicate contemplated by this Agreement, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) prior to the termination of the underwriting syndicate contemplated by this Agreement, pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company;

        n)    that the provisions of the letter agreement dated October 10, 2002 between the Company and Friedman, Billings, Ramsey & Co., Inc., as amended, shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

        o)    During the 30 day period after the Registration Statement becomes effective, the Company shall deliver to the Representatives concurrently with the public issuance thereof, a copy of any press release or other public statement issued by the Company; and

        p)    If the Selling Shareholder defaults in the delivery of any of the Option Shares to be sold by the Selling Shareholder hereunder, the Company shall issue and deliver to the Representatives, upon payment therefor as provided herein, such additional shares of Common Stock as is necessary to satisfy the Selling Shareholder's obligation hereunder.

        6.    Certain Covenants of the Selling Shareholder:    The Selling Shareholder, solely with respect to itself, hereby agrees with each Underwriter:

        a)    for a period of 90 days from the date of the Prospectus, the Selling Shareholder will not, directly or indirectly, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) without the prior written consent of the Representatives;

        b)    the Shares to be sold by the Selling Shareholder hereunder are held in custody for the Selling Shareholder, are subject to the interest of the Underwriters, the arrangements made by the Selling Shareholder for such custody are to that extent irrevocable, and the obligations of the Selling Shareholder hereunder will not be terminated by any act of the Selling Shareholder, by operation of law, by the death or incapacity of any individual Selling Shareholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, or the occurrence of any other event;

        c)    if at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act any information that the Selling Shareholder has provided to the Company or the Underwriters becomes incorrect, or if it shall be necessary at any time to amend or supplement any information provided by the Selling Shareholder to the Company for inclusion in the Prospectus or Registration Statement to comply with the Securities Act or the Securities Act Regulations, the Selling Shareholder will notify the Company and the Representatives promptly so that the Company may, if necessary, prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to the Representatives) that will correct such information; and

        d)    the Selling Shareholder will deliver to the Representatives prior to the Closing Time a properly completed and executed United States Treasury Department Form W-9.

        7.    Payment of Expenses:    The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Underwriters, (iii) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws that the Company and the Representatives have mutually agreed are appropriate (including the legal fees and filing fees and other disbursements of counsel for the Underwriters, subject to a maximum of $5,000 in legal fees) and the printing and furnishing of copies of any blue sky surveys to the Underwriters and to dealers, (v) filing for review of the public offering of the Shares by the NASD (including the filing fees and other disbursements of counsel for the Underwriters relating thereto), (vi) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement, (vii) the fees and expenses incurred in connection with the inclusion of the Shares on the New York Stock Exchange, (viii) the road show expenses of Company personnel with respect to the offering of the Shares, (ix) preparing and distributing bound volumes of transaction documents for the Representatives and its legal counsel and (x) the performance of the Company's other obligations hereunder; provided, however, that in the event this Agreement is terminated and the transactions contemplated hereunder are not consummated with respect to any Underwriter, such Underwriter will not be entitled to any compensation other than reimbursement of out-of-pocket accountable expenses actually incurred, to the extent provided for herein.

        8.    Conditions of the Underwriters' Obligations:    The obligations of the Underwriters hereunder to purchase Shares at the Closing Time or on the Date of Delivery, as applicable, are subject to the accuracy of the representations and warranties on the part of the Company in all material respects on the date hereof and at the Closing Time and on each Date of Delivery, as applicable, the performance by the Company of its obligations hereunder as are to be performed by the terms hereof at or before the Closing Time or the relevant Date of Delivery in all material respects and to the satisfaction of the following further conditions at the Closing Time or on the Date of Delivery, as applicable:

        a)    The Company shall furnish to the Representatives at the Closing Time and on each Date of Delivery an opinion of the General Counsel for the Company and the Subsidiaries, addressed to the Representatives and dated the Closing Time and each Date of Delivery and in form and substance satisfactory to Lord, Bissell & Brook, counsel for the Underwriters, stating that:

          (i)  as of September 30, 2002, the Company had an authorized and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization"; the outstanding shares of capital stock of the Company and the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and all of the outstanding shares of capital stock of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company; except as disclosed in the Prospectus or pursuant to the Company's stock option and/or employee benefit plans as described in the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options;

        (ii)  each of the Company and the Subsidiaries has been duly incorporated and is existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation with the corporate power and authority to own or lease its respective properties and to conduct its respective business as described in the Registration Statement and Prospectus and, in the case of the Company, to execute and deliver this Agreement and to consummate the transactions described in this Agreement;

        (iii)  the Company and the Subsidiaries are duly qualified or licensed by each jurisdiction in which they conduct their respective businesses and in which the failure, individually or in the aggregate, to be so licensed would have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, and the Company and the Subsidiaries are duly qualified, and are in good standing, in each jurisdiction in which they own or lease real property or maintain an office and in which such qualification is necessary except where the failure to be so qualified and in good standing would not have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole; except as disclosed in the Prospectus, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary's capital stock or from repaying to the Company or any other Subsidiary, any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary's property or assets to the Company or to any other Subsidiary; other than as disclosed in the Prospectus or in connection with the Company's investment portfolio, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

        (iv)  to such counsel's knowledge, the Company and the Subsidiaries are in compliance in all material respects with all applicable laws, rules, judgments, decrees, regulations and orders, including those relating to transactions with affiliates;

        (v)  to such counsel's knowledge, neither the Company nor any of the Subsidiaries is in breach of, or in default under (nor has any event occurred that with notice, lapse of time, or both would constitute a breach of, or default under), any license, indenture, mortgage, deed of trust, loan or credit agreement or any other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, except such breaches or defaults that would not have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole;

        (vi)  the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement do not and will not (A) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), (i) any provisions of the articles of incorporation, charter or by-laws of the Company or any Subsidiary, (ii) any provision of any material license, indenture, mortgage, deed of trust, loan, credit or other agreement or instrument known by such counsel and to which the Company or any Subsidiary is a party or by which any of them or their respective properties or assets may be bound or affected, (iii) any law or regulation binding upon or applicable to the Company or any Subsidiary or any of their respective properties or assets, or (iv) any decree, judgment or order known to such counsel to be applicable to the Company or any Subsidiary; or (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or assets of the Company or the Subsidiaries, except in the case of clauses (A)(ii), (iii) and (iv) and (B), for conflicts, breaches, default, liens, charges, claims or encumbrances that would not have a material adverse effect on the assets, business, operations, earnings, properties, or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole;

      (vii)  no approval, authorization, consent or order of or filing with any federal or state governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of this Agreement, the consummation of the transaction contemplated hereby, and the sale and delivery of the Shares by the Company as contemplated hereby, other than such as have been obtained or made under the Securities Act and the Securities Act Regulations and with the New York Stock Exchange, and except that such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or any approval of the underwriting terms and arrangements by the NASD, except where the failure to obtain such approval, authorization, consent or order or to make such filing would not have a material adverse affect on the assets, business, operations, earnings, properties, or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole;

      (viii)  to such counsel's knowledge, each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required to conduct their respective businesses, as described in the Prospectus, except to the extent that any failure to have any such authorizations, consents or approvals would not, individually or in the aggregate, have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole; to such counsel's knowledge neither the Company nor any Subsidiaries is in violation of, in default under, or has received any written notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or decree, order or judgment applicable to the Company or any of the Subsidiaries, except any such violation, default or revocation that would not, individually or in the aggregate, have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole;

        (ix)  the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the articles of incorporation, charter or by-laws of the Company, or under any agreement known to such counsel to which the Company or any of the Subsidiaries is a party or, to such counsel's knowledge, otherwise;

        (x)  the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the articles of incorporation and by-laws of the Company and the requirements of the New York Stock Exchange;

        (xi)  the statements under the captions "Capitalization,"and "Business-Regulation" in the Registration Statement and the Prospectus, insofar as such statements constitute a summary of the legal matters referred to therein, constitute accurate summaries thereof in all material respects;

      (xii)  to such counsel's knowledge, there are no actions, suits or proceedings, inquiries, or investigations pending or threatened against the Company or any of the Subsidiaries or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency that are required to be described in the Prospectus but are not so described; and

      (xiii)  to such counsel's knowledge, there are no contracts or documents of a character that are required to be filed as exhibits to the Registration Statement or required to be described or summarized in the Prospectus that have not been so filed, summarized or described, and all such summaries and descriptions, in all material respects, fairly and accurately set forth the material provisions of such contracts and documents.

        In addition, such counsel shall state that she has participated in conferences with officers and other representatives of the Company, independent public accountants of the Company, and representatives of the Representatives, at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraphs (xi), (xii) and (xiii) above), they have no reason to believe that the Registration Statement, the

Preliminary Prospectus or the Prospectus, as of their respective effective or issue date, and as of the date of such counsel's opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that, in each case, such counsel need express no view with respect to the financial statements and other financial and statistical data included in the Registration Statement, Preliminary Prospectus or Prospectus).

        b)    The Company shall furnish to the Representatives at the Closing Time and on each Date of Delivery an opinion of Katten Muchin Zavis Rosenman, counsel for the Company and the Subsidiaries, addressed to the Representatives and dated the Closing Time and each Date of Delivery and in form and substance satisfactory to Lord, Bissell & Brook, counsel for the Underwriters, stating that:

          (i)  this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except that enforceability of the indemnification and contribution provisions set forth in Section 11 of this Agreement may be limited by the federal or state securities laws of the United States or public policy underlying such laws;

        (ii)  the Shares to be issued and sold by the Company have been duly authorized and when such Shares have been issued and duly delivered against payment therefor as contemplated by this Agreement, such Shares will be validly issued, fully paid and nonassessable;

        (iii)  the Shares conform in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus;

        (iv)  such counsel has been notified by the staff of the Commission that the Registration Statement has become effective under the Securities Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened;

        (v)  as of the effective date of the Registration Statement, the Registration Statement and the Prospectus (except as to the financial statements and other financial and statistical data contained therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations;

        (vi)  the statements under the caption "Description of Capital Stock" in the Registration Statement and the Prospectus, insofar as such statements constitute a summary of legal matters referred to therein, constitute accurate summaries thereof in all material respects.

      (vii)  to such counsel's knowledge, there are no actions, suits or proceedings, inquiries, or investigations pending or threatened against the Company or any of the Subsidiaries or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency that are required to be described in the Prospectus but are not so described; and

      (viii)  to such counsel's knowledge, there are no contracts or documents of a character that are required to be filed as exhibits to the Registration Statement or required to be described or summarized in the Prospectus that have not been so filed, summarized or described, and all such summaries and descriptions, in all material respects, fairly and accurately set forth the material provisions of such contracts and documents.

        In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, independent public accountants of the Company, and representatives of the Representatives, at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraphs (iii), (v), (vi), (vii) and (viii) above), they have no reason to believe that the Registration Statement, the Preliminary Prospectus or the Prospectus, as of their respective effective or issue date, and as of the date of such counsel's opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that, in each case, such counsel need express no view with respect to the financial statements and other financial and statistical data included in the Registration Statement, Preliminary Prospectus or Prospectus).

        c)    The Representatives shall have received from KPMG LLP letters dated, respectively, as of the date of this Agreement, the Closing Time and each Date of Delivery, as the case may be, addressed to the Representatives and the Company, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in auditors' "comfort letters" to underwriters with respect to financial statements and certain information of the Company and the Subsidiaries contained or incorporated by reference in the Registration Statement and the Prospectus.

        d)    The Representatives shall have received at the Closing Time and on each Date of Delivery the favorable opinion of Lord, Bissell & Brook, dated the Closing Time or such Date of Delivery, addressed to the Representatives and in form and substance satisfactory to the Representatives.

        e)    No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Representatives shall have reasonably objected in writing.

        f)    Prior to the Closing Time and each Date of Delivery (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or Prospectus has been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, has occurred; and (ii) the Registration Statement and the Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        g)    Between the time of execution of this Agreement and the Closing Time or the relevant Date of Delivery (i) no material and adverse change in the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole shall occur or become known (whether or not arising in the ordinary course of business), and (ii) no transaction which is material and adverse to the Company shall have been entered into by the Company or any of the Subsidiaries.

        h)    The Shares shall have been approved for inclusion on the New York Stock Exchange.

        i)    The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

        j)    The Representatives shall have received lock-up agreements from each executive officer and director of the Company, in the form of Exhibit A attached hereto, and such letter agreements shall be in full force and effect.

        k)    The Company will, at the Closing Time and on each Date of Delivery, deliver to the Underwriters a certificate of its President and Chief Executive Officer and its Senior Vice President and Chief Financial Officer, to the effect that, to each of such officer's knowledge, the representations and warranties of the Company set forth in this Agreement are true and correct in all material respects and the conditions set forth in paragraphs (e), (f) and (g) have been satisfied, in each case as of such date.

        l)    The Company shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus, the representations, warranties and statement of the Company contained herein, and the performance by the Company of its covenants contained herein, and the fulfillment of any conditions contained herein, as of the Closing Time or any Date of Delivery as the Underwriters may reasonably request.

        9.    Termination:    The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, at any time prior to the Closing Time or any Date of Delivery, (i) if any of the conditions specified in Section 8 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement, any material adverse change, or any development involving a prospective material adverse change, in or affecting the assets, business, operations, earnings, properties, condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, or (iii) if there has occurred an outbreak or escalation of hostilities, terrorist acts or other national or international calamity or crisis or any material adverse change in economic, political or other conditions the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Representatives, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by the New York Stock Exchange, or if trading generally on the New York Stock Exchange or in the Nasdaq over-the-counter market has been suspended (including automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or Nasdaq or by order of the Commission or any other governmental authority, or (v) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, decreed or otherwise promulgated, which in the reasonable opinion of the Representatives materially adversely affects or will materially adversely affect the business or operations of the Company.

        If the Representatives elect to terminate this Agreement as provided in this Section 9, the Company, the Selling Shareholder and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

        If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company and the Selling Shareholder shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 7 and 11 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 11 hereof) or to one another hereunder.

        10.    Increase in Underwriters' Commitments:    If any Underwriter shall default at the Closing Time or on a Date of Delivery in its obligation to take up and pay for the Shares to be purchased by it under this Agreement, on such date the Representatives shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares that such Underwriter shall have agreed but failed to take up and pay for (the "Defaulted Shares"). Absent the completion of such arrangements within such 36 hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares that it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of such total, the Representatives may terminate this Agreement by notice to the Company and the Selling Shareholder, without liability to any non-defaulting Underwriter.

        Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representatives with the approval of the Company or selected by the Company with the approval of the Representatives).

        If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Date of Delivery for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

        The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 10 with the like effect as if such substituted Underwriter had originally been named in this Agreement.

        11.    Indemnity and Contribution by the Company and the Underwriters:

        a)    The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a

Prospectus (the term Prospectus for the purpose of this Section 11 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representatives to the Company expressly for use in such Registration Statement or such Prospectus as set forth in the last sentence of the first paragraph of Section 11(c), provided, however, that the indemnity agreement contained in this subsection (a) with respect to the Preliminary Prospectus or the Prospectus shall not inure to the benefit of an Underwriter (or to the benefit of any person controlling such Underwriter) with respect to any person asserting any such loss, expense, liability, damage or claim which is the subject thereof if the Prospectus or any supplement thereto prepared with the consent of the Representatives and furnished to the Underwriters prior to the Closing Time corrected any such alleged untrue statement or omission and if such Underwriter failed to send or give a copy of the Prospectus or supplement thereto to such person at or prior to the written confirmation of the sale of Shares to such person, unless such failure resulted from noncompliance by the Company with Section 5(b) above.

        b)    If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to subsection (a) above, such Underwriter shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses, provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them that are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent.

        c)    Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, the Selling Shareholder, the Company's directors, the Company's officers that signed the Registration Statement, and any person who controls the Company or the Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) that, jointly or severally, the Company, or any such person may incur under the Securities Act, the Exchange Act or otherwise, but only insofar as such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by such Underwriter through the Representatives to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any posteffective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated either in such Registration Statement or Prospectus or necessary to make such information, in the light of the circumstances under which made, not misleading; provided, however, that in no case shall any Underwriter be liable for any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The statements set forth (i) in the fourth paragraph on the cover page, (ii) under the caption "Underwriting" in the Preliminary Prospectus and the Prospectus (to the extent such statements relate to the Underwriters) and (iii) under the caption "Notice to Canadian Residents" in the Preliminary Prospectus

and the Prospectus constitute the only information furnished by or on behalf of any Underwriter through the Representatives to the Company for purposes of Section 3(j) and this Section 11.

        If any action is brought against the Company, or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, or such person shall promptly notify the Representatives in writing of the institution of such action and the Representatives, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Representatives will not relieve the Underwriters of any obligation hereunder except to the extent that their ability to defend is actually impaired by such failure or delay. The Company, or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, or such person unless the employment of such counsel shall have been authorized in writing by the Representatives in connection with the defense of such action or the Representatives shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representatives shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of the Representatives.

        d)    If the indemnification provided for in this Section 11 is unavailable to an indemnified party under subsections (a), (b) and (c) of this Section 11 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, and the Underwriters from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, and of the Underwriters in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company, and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

        e)    The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d)(i) and, if applicable (ii), above. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.

        12.    Survival:    The indemnity and contribution agreements contained in Section 11 and the covenants, warranties and representations of the Company and the Selling Shareholder contained in Sections 3, 4, 5, 6 and 7 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any

Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers, or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company's officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

        13.    Notices:    Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telecopy and, if to the Underwriters, shall be sufficient in all respects if delivered to Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209, Attention: Syndicate Department; and if to the Company or the Selling Shareholder, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 9025 N. Lindbergh Drive, Peoria, Illinois 61615, Attention: Vice President and General Counsel.

        14.    Governing Law; Headings:    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

        15.    Parties at Interest:    The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, the Selling Shareholder and the controlling persons, directors and officers referred to in Sections 11 and 12 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

        16.    Counterparts and Facsimile Signatures:    This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

        If the foregoing correctly sets forth the understanding among the Company, the Selling Shareholder and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Selling Shareholder and the Underwriters.

Very truly yours,
RLI CORP.
By:
By: Title:
GERALD D. STEPHENS
By:
By: Attorney-in-Fact
THE GERALD D. STEPHENS FAMILY CHARITABLE REMAINDER TRUST DATED DECEMBER 1, 2002
By:
By: Attorney-in-Fact

Accepted and agreed to as
of the date first above written:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
COCHRAN, CARONIA & CO.
FERRIS, BAKER WATTS, INCORPORATED
FOX-PITT, KELTON INC.
as Representatives of the several Underwriters
named on Schedule I hereto

By:	FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
By:
Title:

Schedule I

Underwriter	Number of Initial Shares to be Purchased		Number of Option Shares to be Purchased
FRIEDMAN, BILLINGS, RAMSEY & CO., INC.	[	]
CREDIT SUISSE FIRST BOSTON CORPORATION	[	]
COCHRAN, CARONIA & CO.	[	]
FERRIS, BAKER WATTS, INCORPORATED	[	]
FOX-PITT, KELTON INC.	[	]
Total	X,XXX,XXX

S-11

EXHIBIT A

FORM OF LOCK-UP LETTER

December     , 2002

Friedman, Billings, Ramsey & Company, Inc.
Credit Suisse First Boston Corporation
Cochran, Caronia & Co.
Ferris, Baker Watts, Incorporated
Fox-Pitt, Kelton Inc.
1001 19th Street North
10th Floor
Arlington, Virginia 22209

Dear Sirs:

        The undersigned understands that Friedman, Billings, Ramsey & Company, Inc., Credit Suisse First Boston Corporation, Cochran Caronia & Co., Ferris, Baker Watts, Incorporated and Fox-Pitt, Kelton Inc. (the "Representatives") propose to enter into an Underwriting Agreement (the "Underwriting Agreement"), as representatives of several underwriters (the "Underwriters"), with RLI Corp., an Illinois corporation (the "Company"), providing for the public offering (the "Public Offering") by the Underwriters of shares (the "Shares") of Common Stock of the Company (the "Common Stock").

        To induce the Underwriters to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives, it will not, during the period commencing on the date hereof and ending on the 90-day anniversary of the date of the final prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for any shares of Common Stock (whether such shares or any such securities are now owned by the undersigned or are hereafter acquired), or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, excluding any Shares to be sold under the Underwriting Agreement. In addition, the undersigned agrees that, without prior written consent of the Representative, it will not, during the period commencing on the date hereof and ending on the 90-day anniversary of the date of the Prospectus, make any demand for or exercise any right with respect to, the registration under the Securities Act of 1933, as amended (the "Securities Act"), of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

        Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to agreement between the Company and the Representative. The terms of this Lock-Up letter shall expire in the event the Public Offering of the firm Shares is not consummated on or before December 31, 2002.

Very truly yours,

(Signature)
(Printed or Typed Name)

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  Exhibit 1.1